Exhibit 99

FOR RELEASE – July 26, 2022

Corning Reports Strong Second-Quarter Results

Highlighted by Continued Growth and Improved Profitability

Core sales grew 7% year over year to $3.8 billion and

core EPS increased 8% year over year to $0.57

Optical Communications sales grew 22% year over year

Second-quarter free cash flow was $440 million, keeping the company on pace for another year of strong cash generation

Management now expects full-year core sales to slightly exceed $15 billion, growing 6% to 8%

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced second-quarter 2022 results and provided its outlook for third-quarter and full-year 2022.

“Corning executed very well in a challenging external environment and delivered outstanding second-quarter results, with year-over-year sales and EPS growth of 7% and 8%, respectively. We also delivered $440 million of free cash flow in the quarter and improved profitability sequentially,” said Wendell P. Weeks, chairman and chief executive officer.

Weeks continued, “Although three of our significant demand drivers – panel maker utilization, automotive production, and smartphone sales – were down, we achieved high-single digit growth through ‘More Corning’ content opportunities and by capitalizing on secular trends in optical and solar. This resilience demonstrates the balance created by our focused and cohesive portfolio. Looking ahead, we are well positioned to drive durable, profitable long-term growth as our distinctive capabilities remain vital to solving tough technology challenges for our customers and to shaping new industries.”

Financial Highlights:

●	GAAP sales were $3.62 billion and core sales were $3.76 billion; core sales grew 7% year over year.
o	Sales growth was driven primarily by Optical Communications as well as solar sales in Hemlock and Emerging Growth Businesses
o	Display Technologies sales declined 8% sequentially as volume declined in line with the market and lower panel maker utilization; glass price was up slightly sequentially.
●	GAAP EPS was $0.66; core EPS was $0.57, an increase of 8% year over year.
o	The primary difference between GAAP and core EPS stemmed from non-cash, mark-to-market gains associated with the company’s currency-hedging contracts.
●

Core gross margin and core operating margin expanded 90 basis points and 120 basis points, respectively, from the first quarter of 2022. The improvements were primarily driven by the benefits of previously announced companywide pricing actions.

●	Free cash flow was $440 million for the quarter; total first-half free cash flow was $611 million, keeping the company on pace for another year of strong cash generation.
●	For the third quarter, Corning expects $3.65 billion to $3.85 billion in core sales with core EPS of $0.51 to $0.55.
o	Management expects Display Technologies volume to be down sequentially by a mid-teen percentage, in line with the market and lower panel maker utilization.
●	Management now expects full-year core sales to slightly exceed $15 billion, growing in a range of 6% to 8%, with core EPS growing in line with sales.

“We’re pleased with our results for the quarter and first half of the year. In the second quarter, we delivered sales of $3.8 billion and EPS of $0.57. Our companywide pricing actions and operational focus drove margin improvement. We’re executing well, and our financial priorities remain the same: a strong balance sheet, solid free cash flow generation, and a highly disciplined approach to investment decisions,” said Ed Schlesinger, executive vice president and chief financial officer.

“In the third quarter, we expect the challenges we’re seeing in three of our largest markets to continue, and this is reflected in our guidance. Based on the opportunities and initiatives we have underway for the second half, we now expect sales to slightly exceed $15 billion this year, growing in a range of 6% to 8%, with EPS growing in line with sales,” Schlesinger continued.

Corning Reports Strong Second-Quarter Results Highlighted by Continued Growth and Improved Profitability

Strategy in Action

Corning takes a long-view approach, striving to be a catalyst for positive change and to help move the world forward. The company drives durable, profitable multiyear growth by inventing, making, and selling life-changing products while cultivating advantaged relationships with industry leaders and ultimately incorporating more content into customers’ offerings. To do so, Corning invests in a set of vital capabilities that are becoming increasingly relevant to profound transformations touching many facets of daily life. Today, Corning's markets include optical communications, mobile consumer electronics, display, automotive, solar, semiconductors, and life sciences.

Recent highlights include:

●

Increasing the resilience of the U.S. semiconductor supply chain by expanding capacity in New York state. Gov. Kathy Hochul announced how Corning’s advanced optics expertise will support the growing semiconductor industry.

●	Driving more content into the mobile devices that people are buying through Corning’s premium cover materials, which are on the front and back of the Samsung Galaxy S22 devices released earlier this year. Corning’s DX products are featured on all five rear cameras of the Samsung Galaxy S22 Ultra.
●	Supporting the extended reach of broadband, as network access is increasingly viewed as a fundamental human right, by joining forces with AT&T to launch a training program focused on equipping thousands of technicians across the industry with the skills critical to engineer a growing fiber broadband network. Additionally, Corning collaborated with Safety NetAccess to create a highly connected infrastructure for remote locations.
●	Applying industry-leading solutions to enable the world’s deepest look into the universe by engineering and manufacturing key optical instruments for NASA’s James Webb Space Telescope.
●

Continuing to advance global health care by collaborating with West Pharmaceutical Services to enable advanced injectable-drug packaging and delivery systems for the pharmaceutical industry. This partnership is designed to help speed commercialization for biologic drug developers.

●

Extending its expertise in mobile consumer electronics to advance the automotive industry. Continental recognized Corning’s Automotive Glass Solutions business as a “Supplier of the Year” for its AutoGrade™ Corning Gorilla Glass technology.

●	Continuing its dedication to all its stakeholders by earning the Environmental Protection Agency’s ENERGY STAR® Partner of the Year award for the ninth consecutive time.

Second-Quarter 2022 Results and Comparisons
(In millions, except per-share amounts)

	Q2 2022	Q1 2022	% change	Q2 2021	% change
GAAP Net Sales	$3,615	$3,680	(2%)	$3,501	3%
GAAP Net Income (1)	$563	$581	(3%)	$449	25%
GAAP EPS	$0.66	$0.68	(3%)	$(0.42)	*
Core Sales (2)	$3,762	$3,744	—	$3,504	7%
Core Net Income (1)(2)	$489	$465	5%	$459	7%
Core EPS (2)	$0.57	$0.54	6%	$0.53	8%

(1) Represents net income attributable to Corning Incorporated.

(2) Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website.

* Not meaningful

Optical Communications

	Q2 2022	Q1 2022	% change	Q2 2021	% change
Net Sales	$1,313	$1,198	10%	$1,075	22%
Net Income Before Tax	$233	$211	10%	$188	24%
Net Income	$182	$166	10%	$148	23%

In Optical Communications, sales grew 22% year over year and 10% sequentially, reaching $1.3 billion. Year-over-year sales growth was driven by 5G, broadband, and the cloud. Net income was $182 million, up 23% year over year, primarily driven by strong volume and price increases.

Corning Reports Strong Second-Quarter Results Highlighted by Continued Growth and Improved Profitability

Display Technologies

	Q2 2022	Q1 2022	% change	Q2 2021	% change
Net Sales	$878	$959	(8%)	$939	(6%)
Net Income Before Tax	$287	$299	(4%)	$312	(8%)
Net Income	$228	$236	(3%)	$248	(8%)

In Display Technologies, sales were $878 million, down 6% year over year and 8% sequentially, as volume declined in line with the market and lower panel maker utilization. As expected, glass price was up slightly sequentially.

Specialty Materials

	Q2 2022	Q1 2022	% change	Q2 2021	% change
Net Sales	$485	$493	(2%)	$483	—
Net Income Before Tax	$115	$95	21%	$103	12%
Net Income	$91	$75	21%	$81	12%

In Specialty Materials, sales of $485 million were consistent with a strong second-quarter 2021. Net income was $91 million, up 12% year over year, driven by adoption of premium cover materials.

Environmental Technologies

	Q2 2022	Q1 2022	% change	Q2 2021	% change
Net Sales	$356	$409	(13%)	$407	(13%)
Net Income Before Tax	$78	$94	(17%)	$102	(24%)
Net Income	$62	$74	(16%)	$81	(23%)

In Environmental Technologies, second-quarter sales were $356 million, down 13% year over year and sequentially. The automotive industry continued to experience constraints in the second quarter due to prolonged semiconductor chip shortages, the Russia-Ukraine war, and COVID-19 lockdowns in China. The company is prepared to serve global demand as automotive production increases.

Life Sciences

	Q2 2022	Q1 2022	% change	Q2 2021	% change
Net Sales	$312	$310	1%	$312	—
Net Income Before Tax	$47	$53	(11%)	$66	(29%)
Net Income	$37	$42	(12%)	$52	(29%)

In Life Sciences, sales reached $312 million, consistent year over year and up slightly sequentially. Net income was $37 million. Lower demand for COVID-related products was offset by growth in research and bioproduction. Additionally, COVID-19 lockdowns in China impacted sales and profitability.

Hemlock and Emerging Growth Businesses

	Q2 2022	Q1 2022	% change	Q2 2021	% change
Net Sales	$418	$375	11%	$288	45%
Net Income Before Tax	$35	$(7)	*	$(18)	*
Net Income (Loss)	$25	$(8)	*	$(15)	*

*Not meaningful

In Hemlock and Emerging Growth Businesses, sales reached $418 million, a 45% increase year over year and an 11% increase sequentially. Strong performance was largely driven by continued growth in Hemlock as the company continues to see increased demand for solar materials. Automotive Glass Solutions and Corning Pharmaceutical Technologies also contributed to year-over-year growth.

Corning Reports Strong Second-Quarter Results Highlighted by Continued Growth and Improved Profitability

Upcoming Investor Events

On Sept. 8, Corning will attend Citi’s 2022 Global Technology Conference. On Sept. 13, Corning will attend the Goldman Sachs 2022 Communacopia + Technology Conference. Corning will also host management visits to investor offices in select cities.

Second-Quarter Conference Call Information

The company will host its second-quarter conference call on Tuesday, July 26, at 8:30 a.m. EDT. To participate, individuals may pre-register here prior to the start of the call. Once the required fields are completed, click "Register". A telephone number and personal PIN are auto generated and will pop up on screen. Participants will have the choice to “Dial In” or have the system “Call Me.” A confirmation email will also be sent with specific dial-in information. To listen to a live audio webcast of the call, go to Corning's events page and follow the instructions.

Presentation of Information in this News Release

This news release includes non-GAAP financial measures. Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Definitions of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on the company’s website by going to the Investor Relations page and clicking “Quarterly Results” under the “Financials and Filings” tab. These reconciliations also accompany this news release.

Caution Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts or information and contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” and “target” and similar expressions are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. Such statements relate to future events that by their nature address matters that are, to different degrees, uncertain. These estimates are subject to change and uncertainty which are, in many instances, beyond our control. There can be no assurance that future developments will be in accordance with management’s expectations. Actual results could differ materially from those expected by us, depending on the outcome of various factors. We do not undertake to update forward-looking statements.

Corning Reports Strong Second-Quarter Results Highlighted by Continued Growth and Improved Profitability

Although the Company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, current estimates and forecasts, general economic conditions, its knowledge of its business, and key performance indicators that impact the Company, actual results could differ materially. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to: the duration and severity of the COVID-19 pandemic, and its impact across our businesses on demand, personnel, operations, our global supply chains and stock price; global economic trends, competition and geopolitical risks, or an escalation of sanctions, tariffs or other trade tensions, and related impacts on our businesses' global supply chains and strategies; changes in macroeconomic and market conditions, market volatility, interest rates, capital markets, the value of securities and other financial assets, precious metals, oil, natural gas and other commodities and exchange rates (particularly between the U.S. dollar and the Japanese yen, new Taiwan dollar, euro, Chinese yuan and South Korean won), consumer demand, and the impact of such changes and volatility on our financial position and businesses; product demand and industry capacity; competitive products and pricing; availability and costs of critical components, materials, equipment, natural resources and utilities; new product development and commercialization; order activity and demand from major customers; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; disruption to Corning's, our suppliers' and manufacturers' supply chain, logistics, equipment, facilities, IT systems, operations or commercial activities due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, international trade disputes or major health concerns; loss of intellectual property due to theft, cyber-attack, or disruption to our information technology infrastructure; effects of acquisitions, dispositions and other similar transactions; effect of regulatory and legal developments; ability to pace capital spending to anticipated levels of customer demand; our ability to increase margins through implementation of operational changes, pricing actions and cost reduction measures without impacting revenues; rate of technology change; ability to enforce patents and protect intellectual property and trade secrets; adverse litigation; product and components performance issues; attraction and retention of key personnel; customer ability to maintain profitable operations and obtain financing to fund ongoing operations and manufacturing expansions and pay receivables when due; loss of significant customers; changes in tax laws, regulations and international tax standards; the impacts of audits by taxing authorities; the potential impact of legislation, government regulations, and other government action and investigations; and other risks detailed in Corning’s SEC filings.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Web Disclosure

In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it uses its website (https://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors, or supplemental to information contained in this or other press releases. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

Corning Reports Strong Second-Quarter Results Highlighted by Continued Growth and Improved Profitability

About Corning Incorporated

Corning (www.corning.com) is one of the world's leading innovators in materials science, with a 170-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramic science, and optical physics along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people's lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries. Corning's capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping its customers capture new opportunities in dynamic industries. Today, Corning's markets include optical communications, mobile consumer electronics, display, automotive, solar, semiconductors, and life sciences.

Media Relations Contact:
Megan Whittemore
(202) 661-4171
whittemom@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; in millions, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Net sales	$3,615	$3,501	$7,295	$6,791
Cost of sales	2,369	2,186	4,766	4,320

Gross margin	1,246	1,315	2,529	2,471

Operating expenses:
Selling, general and administrative expenses	486	465	920	865
Research, development and engineering expenses	240	242	488	464
Amortization of purchased intangibles	30	33	61	65

Operating income	490	575	1,060	1,077

Interest income	3	2	6	5
Interest expense	(72)	(78)	(143)	(155)
Translated earnings contract gain, net	196	3	325	275
Other income, net	133	19	285	146

Income before income taxes	750	521	1,533	1,348
Provision for income taxes	(166)	(67)	(346)	(293)

Net income	584	454	1,187	1,055

Net income attributable to non-controlling interests	(21)	(5)	(43)	(7)

Net income attributable to Corning Incorporated	$563	$449	$1,144	$1,048

Earnings (loss) per common share available to common shareholders:
Basic	$0.67	$(0.42)	$1.36	$0.27
Diluted	$0.66	$(0.42)	$1.33	$0.27

Reconciliation of net income attributable to Corning Incorporated versus net income available to common shareholders:

Net income attributable to Corning Incorporated	$563	$449	$1,144	$1,048

Series A convertible preferred stock dividend				(24)
Excess consideration paid for redemption of preferred shares		(803)		(803)

Net income (loss) available to common shareholders	$563	$(354)	$1,144	$221

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions, except share and per share amounts)

	June 30,	December 31,
	2022	2021

Assets

Current assets:
Cash and cash equivalents	$1,629	$2,148
Trade accounts receivable, net of doubtful accounts	1,786	2,004
Inventories, net	2,835	2,481
Other current assets	1,633	1,026
Total current assets	7,883	7,659

Property, plant and equipment, net of accumulated depreciation	15,350	15,804
Goodwill, net	2,389	2,421
Other intangible assets, net	1,088	1,148
Deferred income taxes	982	1,066
Other assets	2,026	2,056

Total Assets	$29,718	$30,154

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$121	$55
Accounts payable	1,934	1,612
Other accrued liabilities	3,475	3,139
Total current liabilities	5,530	4,806

Long-term debt	6,677	6,989
Postretirement benefits other than pensions	588	622
Other liabilities	4,941	5,192
Total liabilities	17,736	17,609

Commitments and contingencies
Shareholders’ equity:
Preferred stock – Par value $100 per share; Shares authorized 10 million; Shares issued: 0
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1.8 billion and 1.8 billion	910	907
Additional paid-in capital – common stock	16,590	16,475
Retained earnings	16,837	16,389
Treasury stock, at cost; Shares held: 976 million and 970 million	(20,509)	(20,263)
Accumulated other comprehensive loss	(2,094)	(1,175)
Total Corning Incorporated shareholders’ equity	11,734	12,333
Non-controlling interests	248	212
Total equity	11,982	12,545

Total Liabilities and Equity	$29,718	$30,154

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Cash Flows from Operating Activities:
Net income	$584	$454	$1,187	$1,055
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	345	336	687	666
Amortization of purchased intangibles	30	33	61	65
Gain on sale of business		(40)	(53)	(54)
Share-based compensation expense	51	44	93	78
Translation gain on Japanese yen-denominated debt	(153)	(5)	(237)	(123)
Deferred tax provision (benefit)	48	(65)	72	56
Translated earnings contract gain	(196)	(3)	(325)	(275)
Unrealized translation losses (gains) on transactions	57	(8)	77	51
Changes in assets and liabilities:
Trade accounts receivable	48	(158)	55	(49)
Inventories	(277)	(26)	(436)	18
Other current assets	4	(127)	(77)	(153)
Accounts payable and other current liabilities	132	198	209	171
Customer deposits and government incentives	13	25	4	56
Deferred income	1	(26)	(24)	(60)
Other, net	71	139	(1)	(8)
Net cash provided by operating activities	758	771	1,292	1,494

Cash Flows from Investing Activities:
Capital expenditures	(353)	(324)	(736)	(613)
Proceeds from sale or disposal of assets		10		17
Proceeds from sale of business		78	74	102
Investment in and proceeds from unconsolidated entities, net	(1)	87	(6)	85
Realized gains on translated earnings contract	92	16	132	13
Other, net	(27)	6	(31)	(19)
Net cash used in investing activities	(289)	(127)	(567)	(415)

Cash Flows from Financing Activities:
Repayments of short-term borrowings		(435)	(11)	(460)
Proceeds from issuance of long-term debt	24		28
Payment for redemption of preferred stock	(507)	(507)	(507)	(507)
Payments of employee withholding tax on stock awards	(37)	(55)	(42)	(55)
Proceeds from exercise of stock options	10	31	28	82
Purchases of common stock for treasury	(52)	(1)	(201)	(1)
Dividends paid	(234)	(234)	(462)	(442)
Other, net	(7)	2	(11)	(6)
Net cash used in financing activities	(803)	(1,199)	(1,178)	(1,389)
Effect of exchange rates on cash	(53)	7	(66)	(42)
Net decrease in cash and cash equivalents	(387)	(548)	(519)	(352)
Cash and cash equivalents at beginning of period	2,016	2,868	2,148	2,672
Cash and cash equivalents at end of period	$1,629	$2,320	$1,629	$2,320

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

(Unaudited)

GAAP Earnings (Loss) per Common Share

The following table sets forth the computation of basic and diluted earnings (loss) per common share (in millions, except per share amounts):

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income attributable to Corning Incorporated	$563	$449	$1,144	$1,048
Less: Series A convertible preferred stock dividend				24
Less: Excess consideration paid for redemption of preferred shares		803		803
Net income (loss) available to common shareholders – basic	563	(354)	1,144	221
Net income (loss) available to common shareholders – diluted	$563	$(354)	$1,144	$221

Weighted-average common shares outstanding - basic	843	844	843	805
Effect of dilutive securities:
Employee stock options and other dilutive securities	13		14	17
Weighted-average common shares outstanding - diluted	856	844	857	822
Basic earnings (loss) per common share	$0.67	$(0.42)	$1.36	$0.27
Diluted earnings (loss) per common share	$0.66	$(0.42)	$1.33	$0.27

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Core net income attributable to Corning Incorporated	$489	$459	$954	$861
Less: Series A convertible preferred stock dividend				24
Core net income available to common shareholders - basic	489	459	954	837
Plus: Series A convertible preferred stock dividend				24
Core net income available to common shareholders - diluted	$489	$459	$954	$861

Weighted-average common shares outstanding - basic	843	844	843	805
Effect of dilutive securities:
Stock options and other dilutive securities	13	16	14	17
Series A convertible preferred stock		9		62
Weighted-average common shares outstanding - diluted	856	869	857	884
Core basic earnings per common share	$0.58	$0.54	$1.13	$1.04
Core diluted earnings per common share	$0.57	$0.53	$1.11	$0.97

Use of Non-GAAP Financial Measures

CORE PERFORMANCE MEASURES

In managing the Company and assessing our financial performance, certain measures provided by our consolidated financial statements are adjusted to exclude specific items to arrive at core performance measures. These items include gains and losses on translated earnings contracts, acquisition-related costs, certain discrete tax items and other tax-related adjustments, restructuring, impairment losses, and other charges and credits, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates. Corning utilizes constant-currency reporting for our Display Technologies, Environmental Technologies, Specialty Materials and Life Sciences segments for the Japanese yen, South Korean won, Chinese yuan, new Taiwan dollar and the euro. The Company believes that the use of constant-currency reporting allows investors to understand our results without the volatility of currency fluctuations and reflects the underlying economics of the translated earnings contracts used to mitigate the impact of changes in currency exchange rates on earnings and cash flows. Corning also believes that reporting core performance measures provides investors greater transparency to the information used by the management team to make financial and operational decisions.

Core performance measures are not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). We believe investors should consider these non-GAAP measures in evaluating results as they are more indicative of our core operating performance and how management evaluates operational results and trends. These measures are not, and should not, be viewed as a substitute for GAAP reporting measures. With respect to the Company’s outlook for future periods, it is not possible to provide reconciliations for these non-GAAP measures because the Company does not forecast the movement of foreign currencies against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of the Company’s control. As a result, the Company is unable to provide outlook information on a GAAP basis.

For a reconciliation of non-GAAP performance measures to their most directly comparable GAAP financial measure, please see “Reconciliation of Non-GAAP Measures”.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended June 30, 2022 and 2021

(Unaudited; amounts in millions, except per share amounts)

	Three months ended June 30, 2022
			Net income
			attributable
	Net	Income before	to Corning	Effective tax	Per
	sales	income taxes	Incorporated	rate (a)(b)	share
As reported – GAAP	$3,615	$750	$563	22.1%	$0.66
Constant-currency adjustment (1)	147	120	93		0.11
Translation gain on Japanese yen-denominated debt (2)		(153)	(118)		(0.14)
Translated earnings contract gain (3)		(196)	(150)		(0.18)
Acquisition-related costs (4)		35	27		0.03
Discrete tax items and other tax-related adjustments (5)			5		0.01
Restructuring, impairment and other charges and credits (6)		46	36		0.04
Contingent consideration (7)		(6)	(5)		(0.01)
Litigation, regulatory and other legal matters (8)		42	32		0.04
Loss on investments (9)		8	6		0.01
Core performance measures	$3,762	$646	$489	21.8%	$0.57

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.
(b)	The calculation of the effective tax rate ("ETR") excludes net income attributable to non-controlling interests ("NCI") of $21 million.

	Three months ended June 30, 2021
			Net income
			attributable
	Net	Income before	to Corning	Effective tax	Per
	sales	income taxes	Incorporated	rate (a)(b)	share
As reported - GAAP	$3,501	$521	$449	12.9%	$(0.42)
Preferred stock redemption (c)					0.94
Subtotal	3,501	521	449	12.9%	0.52

Constant-currency adjustment (1)	3	20	1		0.00
Translation gain on Japanese yen-denominated debt (2)		(5)	(4)		(0.00)
Translated earnings contract gain (3)		(3)	(3)		(0.00)
Acquisition-related costs (4)		38	30		0.04
Discrete tax items and other tax-related adjustments (5)			(31)		(0.04)
Restructuring, impairment and other charges and credits (6)		2	2		0.00
Loss on investments (9)		4	3		0.00
Pension mark-to-market adjustment (10)		19	15		0.02
Gain on sale of business (11)		(40)	(32)		(0.04)
Preferred stock conversion (12)		21	21		0.02
Bond redemption loss (13)		11	8		0.01
Core performance measures	$3,504	$588	$459	21.3%	$0.53

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.
(b)	The calculation of the ETR excludes NCI of $5 million.
(c)

Pursuant to the SRA, the Preferred Stock was converted into 115 million Common Shares. Corning immediately repurchased 35 million of the converted Common Shares and excluded them from the weighted-average common shares outstanding for the calculation of the Company’s basic and diluted earnings per share. The redemption of these Common Shares resulted in an $803 million reduction of retained earnings which reduced the net income available to common shareholders and resulted in negative earnings per share in the second quarter of 2021.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Six Months Ended June 30, 2022 and 2021

(Unaudited; amounts in millions, except per share amounts)

	Six months ended June 30, 2022
			Net income
			attributable
	Net	Income before	to Corning	Effective tax	Per
	sales	income taxes	Incorporated	rate (a)(b)	share
As reported – GAAP	$7,295	$1,533	$1,144	22.6%	$1.33
Constant-currency adjustment (1)	211	183	142		0.17
Translation gain on Japanese yen-denominated debt (2)		(237)	(182)		(0.21)
Translated earnings contract gain (3)		(325)	(249)		(0.29)
Acquisition-related costs (4)		74	59		0.07
Discrete tax items and other tax-related adjustments (5)			16		0.02
Restructuring, impairment and other charges and credits (6)		79	60		0.07
Contingent consideration (7)		(32)	(25)		(0.03)
Litigation, regulatory and other legal matters (8)		42	32		0.04
Loss on investments (9)		8	6		0.01
Pension mark-to-market adjustment (10)		(10)	(8)		(0.01)
Gain on sale of business (11)		(53)	(41)		(0.05)
Core performance measures	$7,506	$1,262	954	21.7%	$1.11

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.
(b)	The calculation of the ETR excludes NCI of $43 million.

	Six months ended June 30, 2021
			Net income
			attributable
	Net	Income before	to Corning	Effective tax	Per
	sales	income taxes	Incorporated	rate (a)(b)	share
As reported - GAAP	$6,791	$1,348	$1,048	21.7%	$0.27
Preferred stock redemption (c)					0.92
Subtotal	6,791	1,348	1,048	21.7%	1.19

Constant-currency adjustment (1)	(24)	14	6		0.01
Translation gain on Japanese yen-denominated debt (2)		(123)	(94)		(0.11)
Translated earnings contract gain (3)		(275)	(212)		(0.26)
Acquisition-related costs (4)		85	65		0.08
Discrete tax items and other tax-related adjustments (5)			6		0.01
Restructuring, impairment and other charges and credits (6)		2	2		0.00
Litigation, regulatory and other legal matters (8)		8	8		0.01
Loss on investments (9)		39	30		0.04
Pension mark-to-market adjustment (10)		24	19		0.02
Gain on sale of business (11)		(54)	(46)		(0.06)
Preferred stock conversion (12)		21	21		0.03
Bond redemption loss (13)		11	8		0.01
Core performance measures	$6,767	$1,100	$861	21.2%	$0.97

(a)	Based upon statutory tax rates in the specific jurisdiction for each event.
(b)	The calculation of the ETR excludes NCI of $7 million.
(c)

Pursuant to the SRA, the Preferred Stock was converted into 115 million Common Shares. Corning immediately repurchased 35 million of the converted Common Shares and excluded them from the weighted-average common shares outstanding for the calculation of the Company’s basic and diluted earnings per share. The redemption of these Common Shares resulted in an $803 million reduction of retained earnings which reduced the net income available to common shareholders and resulted in negative earnings per share in the second quarter of 2021.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended June 30, 2022 and 2021

(Unaudited; amounts in millions, except per share amounts)

	Three months ended June 30, 2022
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	administrative	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported - GAAP	$1,246	34.5%	$486	$240	$490	13.6%
Constant-currency adjustment (1)	121		1		120
Acquisition-related costs (4)					30
Restructuring, impairment and other charges and credits (6)	43		(3)		46
Litigation, regulatory and other legal matters (8)			(42)		42
Pension mark-to-market adjustment (10)			18	4	(22)
Core performance measures	$1,410	37.5%	$460	$244	$706	18.8%

	Three months ended June 30, 2021
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	administrative	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported - GAAP	$1,315	37.6%	$465	$242	$575	16.4%
Constant-currency adjustment (1)	17		(1)		18
Acquisition-related costs (4)			(2)	(1)	36
Restructuring, impairment and other charges and credits (6)	(6)		(4)	(4)	2
Pension mark-to-market adjustment (10)			(9)	(1)	10
Core performance measures	$1,326	37.8%	$449	$236	$641	18.3%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Six Months Ended June 30, 2022 and 2021

(Unaudited; amounts in millions, except per share amounts)

	Six months ended June 30, 2022
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	administrative	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported - GAAP	$2,529	34.7%	$920	$488	$1,060	14.5%
Constant-currency adjustment (1)	183		1		182
Acquisition-related costs (4)			1		60
Restructuring, impairment and other charges and credits (6)	68		(11)		79
Contingent consideration (7)			26		(26)
Litigation, regulatory and other legal matters (8)			(42)		42
Pension mark-to-market adjustment (10)			26	6	(32)
Core performance measures	$2,780	37.0%	$921	$494	$1,365	18.2%

	Six months ended June 30, 2021
			Selling,	Research,
			general	development
		Gross	and	and		Operating
	Gross	margin	administrative	engineering	Operating	margin
	margin	%	expenses	expenses	margin	%
As reported - GAAP	$2,471	36.4%	$865	$464	$1,077	15.9%
Constant-currency adjustment (1)	10		(2)		12
Acquisition-related costs (4)	18		(2)	(1)	86
Restructuring, impairment and other charges and credits (6)	(6)		(4)	(4)	2
Litigation, regulatory and other legal matters (8)			(8)		8
Pension mark-to-market adjustment (10)			(12)	(3)	15
Core performance measures	$2,493	36.8%	$837	$456	$1,200	17.7%

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three and Six Months Ended June 30, 2022 and 2021

(Unaudited; amounts in millions)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Cash flows from operating activities	$758	$771	$1,292	$1,494
Realized gains on translated earnings contracts	92	16	132	13
Translation (losses) gains on cash balances	(57)	8	(77)	(51)
Adjusted cash flows from operating activities	$793	$795	$1,347	$1,456

Less: Capital expenditures	$353	$324	$736	$613

Free cash flow	$440	$471	$611	$843

Items which we exclude from GAAP measures to arrive at core performance measures are as follows:

(1)	Constant-currency adjustment: Because a significant portion of segment revenues and expenses are denominated in currencies other than the U.S. dollar, management believes it is important to understand the impact on core net income of translating these currencies into U.S. dollars. Our Display Technologies’ segment sales and net income are primarily denominated in Japanese yen, but also impacted by the South Korean won, Chinese yuan, and new Taiwan dollar. Environmental Technologies and Life Science segments sales and net income are primarily impacted by the euro and Chinese yuan. Presenting results on a constant-currency basis mitigates the translation impact and allows management to evaluate performance period over period, analyze underlying trends in the businesses, and establish operational goals and forecasts. We establish constant-currency rates based on internally derived management estimates which are closely aligned with the currencies we have hedged.

Constant-currency rates are as follows:
	Currency	Japanese yen	Korean won	Chinese yuan	New Taiwan dollar	Euro
	Rate	¥107	₩1,175	¥6.7	NT$31	€.81

(2)	Translation gain on Japanese yen-denominated debt: We have excluded the gain or loss on the translation of the yen-denominated debt to U.S. dollars.
(3)	Translated earnings contract gain: We have excluded the impact of the realized and unrealized gains and losses of the Japanese yen, South Korean won, Chinese yuan, euro and new Taiwan dollar-denominated foreign currency hedges related to translated earnings, as well as the unrealized gains and losses of the British pound-denominated foreign currency hedges related to translated earnings.
(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments, external acquisition-related deal costs, and other transaction related costs.
(5)	Discrete tax items and other tax-related adjustments: These include discrete period tax items such as changes of tax reserves and changes in our permanently reinvested foreign income position.
(6)	Restructuring, impairment and other charges and credits: This amount primarily includes asset write offs and other charges and credits. Other charges primarily related to miscellaneous nonoperational costs and facility repairs resulting from the impact of the third quarter 2021 power outages. The Company is pursuing recoveries under its applicable property insurance policies.
(7)	Contingent consideration: This amount represents the fair value mark-to-market cost adjustment of contingent consideration resulting from the Hemlock Transaction on September 9, 2020.
(8)	Litigation, regulatory and other legal matters: Includes amounts that reflect developments in commercial litigation, intellectual property disputes, adjustments to the estimated liability for environmental-related items and other legal matters.
(9)	Loss on investments: Amount represents the loss recognized due to mark-to-mark adjustments capturing the change in fair value based on the closing stock market price.
(10)	Pension mark-to-market adjustment: Defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.
(11)	Gain on sale of business: Amount represents the gain recognized for the sale of a certain business.
(12)	Preferred stock conversion: This amount includes the fair value of the put option from the Share Repurchase Agreement with Samsung Display Co., Ltd.
(13)	Bond redemption loss: During the second quarter of 2021, Corning redeemed $375 million of 2.9% debentures due in 2022, paying a premium of $10 million, resulting in a redemption loss of $11 million.